EXHIBIT 21

SUBSIDIARIES OF VERSO CORPORATION

 Verso Corporation, a Delaware Corporation, had the domestic subsidiaries shown below as of December 31, 2015.

Jurisdiction of
Incorporation or
Subsidiary	Organization

Verso Paper Finance Holdings One LLC	Delaware

Verso Paper Finance Holdings LLC	Delaware

Verso Paper Holdings LLC	Delaware

Verso Paper Finance Holdings Inc.	Delaware

Verso Paper LLC	Delaware

Verso Paper Inc.	Delaware

Verso Androscoggin LLC	Delaware

Bucksport Leasing LLC	Delaware

Verso Maine Power Holdings LLC	Delaware

Verso Androscoggin Power LLC	Delaware

Verso Maine Energy LLC	Delaware

Verso Quinnesec REP Holding Inc.	Delaware

Verso Quinnesec LLC	Delaware

Verso Quinnesec REP LLC	Delaware

Verso Sartell LLC	Delaware

Verso Fiber Farm LLC	Delaware

nexTier Solutions Corporation	California

NewPage Holdings Inc.	Delaware

NewPage Investment Company LLC	Delaware

NewPage Corporation	Delaware

Wickliffe Paper Company LLC	Delaware

Luke Paper Company	Delaware

Upland Resources, Inc.	West Virginia

Escanaba Paper Company	Michigan

NewPage Consolidated Papers Inc.	Delaware

NewPage Energy Services LLC	Delaware

Rumford Paper Company	Delaware

Chillicothe Paper Inc.	Delaware

NewPage Wisconsin System Inc.	Wisconsin

Consolidated Water Power Company	Wisconsin